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                                                                 EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this registration statement on Form S-4 of M&T Bank Corporation of our report dated January 10, 2000 appearing on page 64 of M&T Bank Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers, LLP
Buffalo, New York
December 12, 2000